UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 27, 2022

Anywhere Real Estate Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anywhere Real Estate Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973)
407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Anywhere Real Estate Inc.	Common Stock, par value $0.01 per share	HOUS	New York Stock Exchange
Anywhere Real Estate Group LLC	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On July 27, 2022, Anywhere Real Estate Group LLC (formerly known as Realogy Group LLC), a Delaware limited liability company (“Borrower”) and an indirect wholly-owned subsidiary of Anywhere Real Estate Inc. (formerly known as Realogy Holdings Corp.) (together with its wholly-owned subsidiaries, including Borrower, collectively, the “Company,” “we,” “us” or “our”), entered into an eleventh amendment (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”), among Anywhere Intermediate Holdings LLC (formerly known as Realogy Intermediate Holdings LLC), Borrower, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent; the revolving credit facility under the Credit Agreement is referred to herein as the “Revolving Credit Facility”.
The Amendment:

•
terminates the revolving commitments due February 2023 and extends the maturity of the $1,100 million resulting Revolving Credit Facility to July 2027, subject to the springing maturity dates described below:

•
if on or before March 2, 2023, the 4.875% Senior Notes have not been extended, refinanced or replaced to have a maturity date after October 26, 2027 (or are not otherwise discharged, defeased or repaid by March 2, 2023), the maturity date of the Revolving Credit Facility will be March 2, 2023;

•
if on or before March 16, 2026, the 0.25% Exchangeable Senior Notes have not been extended, refinanced or replaced to have a maturity date after October 26, 2027 (or are not otherwise discharged, defeased or repaid by March 16, 2026), the maturity date of the Revolving Credit Facility will be March 16, 2026; and

•
if on or before February 8, 2025, the “term A loans” under the Company’s Term Loan Agreement, dated as of October 23, 2015 (as amended, amended and restated, modified or supplemented from time to time), have not been extended, refinanced or replaced to have a maturity date after October 26, 2027 (or are not otherwise repaid by February 8, 2025), the maturity date of the Revolving Credit Facility will be February 8, 2025;

•	makes certain other modifications to the Credit Agreement; and

•
replaces LIBOR with a Term SOFR-based rate as the applicable benchmark for the Revolving Credit Facility (the applicable margin for the Revolving Credit Facility remains the same, but the Term SOFR-based rate will include a 10 bps credit spread adjustment).

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full and complete text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Eleventh Amendment, dated as of July 27, 2022, to the Amended and Restated Credit Agreement, dated as of March 5, 2013 (as amended, supplemented or otherwise modified from time to time), among Anywhere Intermediate Holdings LLC (f/k/a Realogy Intermediate Holdings LLC), Anywhere Real Estate Group LLC (f/k/a Realogy Group LLC), the several lenders parties thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE INC.

By:	/s/ Charlotte C. Simonelli
Name:	Charlotte C. Simonelli
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: July 28, 2022
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYWHERE REAL ESTATE GROUP LLC

By:	/s/ Charlotte C. Simonelli
Name:	Charlotte C. Simonelli
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: July 28, 2022